SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2006
LIBBEY INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-12084 (Commission File Number)	34-1559357 (IRS Employer identification No.)

300 Madison Avenue
Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 325-2100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Background
Libbey Inc. (the Company) is filing this Current Report on Form 8-K for the purpose of conforming its reportable segment information presented in the accompanying consolidated financial statements at December 31, 2005 and 2004 to reflect recent changes in its management structure following the 2006 acquisition of Vitrocrisa Holding, S. de R.L. de C.V. (Crisa) and to include disclosures of condensed consolidating guarantor and non-guarantor financial statement information resulting from the refinancing described below.
Refinancing
On June 16, 2006, Libbey Glass Inc. (“Libbey Glass”) issued $306 million aggregate principal amount of floating rate senior secured notes due 2011 (the “Senior Notes”).
On June 16, 2006, Libbey Glass issued $102 million aggregate principal amount of 16% senior subordinated secured pay-in-kind notes due 2011 (the “PIK Notes” and together with the Senior Notes, the “Notes”).
Libbey Glass is a direct wholly owned subsidiary of Libbey Inc. and the issuer of the Notes. The obligations of Libbey Glass under the Notes are fully and unconditionally and jointly and severally guaranteed by Libbey Inc. and by certain indirect, wholly owned domestic subsidiaries of Libbey Inc, as described below. All are related parties that were included in the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, filed with the Commission on August 9, 2006.
At September 30, 2006 and December 31, 2005, Libbey Inc.’s indirect, wholly-owned domestic subsidiaries were Syracuse China Company, World Tableware Inc., LGA4 Corp., LGA3 Corp., The Drummond Glass Company, LGC Corp., Traex Company, Libbey.com LLC, LGFS Inc. and LGAC LLC (together with Crisa Industrial LLC, which became an indirect, wholly owned subsidiary of Libbey Inc. on June 16, 2006, the “Subsidiary Guarantors”). Exhibit 99.2 contains consolidating financial statements of (a) the parent, Libbey Inc., (b) the issuer, Libbey Glass, (c) the Subsidiary Guarantors, (d) the indirect subsidiaries of Libbey Inc. that are not Subsidiary Guarantors (collectively, “Non-Guarantor Subsidiaries”), (e) the consolidating elimination entries, and (f) the consolidated totals. Because Libbey Glass had not issued the Notes on March 16, 2005, when we filed our Form 10-K for the fiscal year-ended December 31, 2005, that Form 10-K did not include the attached consolidating financial statements.
Reorganization
After completing the acquisition of the 51% of Vitrocrisa Holding, S. de R.L. de C.V. that we did not previously own and the subsequent organizational changes occurring as a result, we determined we should disclose three reportable operating segments for financial reporting purposes: North American Glass, North American Other and International. Exhibit 99.2 contains segment disclosure information at December 31, 2005 consistent with the organizational changes described above. In addition, Exhibit 99.1 contains the Results of Operations section of Management’s Discussion and Analysis of Financial Condition and Results of Operations for fiscal year ended December 31, 2005, which has been updated to include discussion of these segment results.
Exhibits 99.1, 99.2 and 99.3 included in this 8-K are incorporated by reference into Item 8.01.
Item 9.01. Exhibits
(d) Exhibits.
23.1 Consent of Ernst & Young LLP
99.1 Updated Results of Operations section of Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2005
99.2 Financial Statements and Supplementary Data
99.3 Schedule Valuation and Qualifying Accounts (Consolidated)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

LIBBEY INC.
Registrant

Date: December 14, 2006	By:	/s/ Scott M. Sellick

Scott M. Sellick
Vice President, Chief Financial Officer
(Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description
23.1	Consent of Ernst & Young LLP

99.1	Updated Results of Operations section of Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2005

99.2	Financial Statements and Supplementary Data

99.3	Schedule Valuation and Qualifying Accounts (Consolidated)

4